FOR IMMEDIATE RELEASE


          BERKSHIRE HILLS BANCORP, INC. ANNOUNCES CHANGES TO DATES AND
               TIMES IT WILL ISSUE FIRST QUARTER EARNINGS RELEASE
                            AND HOLD CONFERENCE CALL


PITTSFIELD, MA, April 14, 2006 - Berkshire Hills Bancorp, Inc. (the "Company") (NASDAQ:BHLB), the holding company for Berkshire Bank (the "Bank"), today announced that it has changed the date and time it will issue its earnings release for the quarter ending March 31, 2006, from Thursday, April 27, 2006 to Tuesday, April 25, 2006 at approximately 9:00 A.M. Eastern Time.

The Company has also announced that its post-earnings conference call, originally scheduled to take place on Friday, April 28, 2006, has been changed to Tuesday, April 25, 2006 at 3:00 P.M., Eastern Time. President and Chief Executive Officer Michael P. Daly and Chief Financial Officer Wayne F. Patenaude will discuss highlights of the Company's first quarter financial results. Information about the conference call follows:

         Dial-in:                   1-877-407-8035
         Replay Dial-in:            1-877-660-6853
         Replay Access Codes:       Account #286; Conference ID # 198348
                                    (Both are needed to access the Replay)
         Replay Dates:              April 25, 2006 at 5:00 P.M. (ET) through
                                    May 5, 2006 at 11:59 P.M. (ET)

All interested parties are welcome to access the conference call and are requested to call in a few minutes prior to 3:00 P.M. (ET) to register for the event. The presentation by Messrs. Daly and Patenaude will last approximately 15 minutes, followed by another 15 minutes scheduled for questions and answers.

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks, and is the largest banking institution based in western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts, with branch offices serving communities throughout Western Massachusetts and Northeastern New York. The Bank is committed to continuing to operate as an independent super community bank, delivering exceptional customer service and a broad array of competitively priced retail and commercial products to its customers.


CONTACT:

Berkshire Hills Bancorp, Inc.
Wayne F. Patenaude, 413-236-3195
wpatenaude@berkshirebank.com